UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

Metabasis Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road
La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Effective May 9, 2008, in connection with the previously announced departure of John W. Beck, C.P.A., our former Senior Vice President of Finance, Chief Financial Officer and Treasurer, our board of directors appointed Paul K. Laikind, Ph. D., our current President and Chief Executive Officer, as our Chief Financial Officer and Trisha Millican, our current Corporate Controller, as our Principal Accounting Officer, each on an interim basis until we identify an appropriate candidate to fill the position of Chief Financial and Principal Accounting Officer on a permanent basis.

Biographical information regarding Dr. Laikind was provided in our proxy statement for our 2008 annual meeting of stockholders filed with the Securities and Exchange Commission on April 29, 2008.

Ms. Millican, age 35, joined us in August 2006 as our Corporate Controller. She has over 12 years of financial management, accounting and auditing experience. Prior to joining us, from 2003 to 2006, Ms. Millican served as the Controller of Discovery Partners International, Inc. (now Infinity Pharmaceuticals, Inc.), a publicly held biotechnology company, where she was a key participant in acquisitions/divestitures and the reverse merger with Infinity Pharmaceuticals, Inc. From 2000 to 2003, she held various financial management positions with Nanogen, Inc., a publicly held biotechnology company. Ms. Millican was also an auditor with Deloitte & Touche LLP. Ms. Millican holds a B.S. in Accountancy and is a certified public accountant in the state of California.  We entered into our standard form of indemnity agreement for executive officers with Ms. Millican in connection with her appointment as our interim Principal Accounting Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

By:	/s/ Paul K. Laikind
Paul K. Laikind, Ph.D.
President, Chief Executive Officer and Interim
Chief Financial Officer

Date: May 12, 2008